Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 7, 2008, relating to the financial statements as of December 31, 2007, and the two years then ended, included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Philip Vogel & Co. PC

Dallas, Texas
March 25, 2008